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            AMENDMENT TO THE EMPLOYMENT AGREEMENT OF DOUGLAS W. KOHRS

                  Amendment to the Employment Agreement, dated as of this 17th day of April 2000 between Douglas W. Kohrs and American Medical Systems, Inc., a Delaware corporation (the "Company").

                                 R E C I T A L S

                  WHEREAS, Douglas W. Kohrs and the Company are parties to a certain Employment Agreement of Douglas W. Kohrs, dated as of April 23, 1999 (the "Employment Agreement");

                  WHEREAS, the parties hereto have agreed to amend and restate the Employment Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                  A. EMPLOYMENT AGREEMENT AMENDMENTS

                  1. The parties agree that Section 1 of the Employment Agreement is hereby amended, effective April 17, 2000, by replacing it with the following:

                        "Section 1. Employment. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. The Executive shall serve as the President and Chief Executive Officer of the Company and its holding company, American Medical Systems Holdings, Inc. ("AMSH"), and, in such capacity, shall report directly to AMSH's Board of Directors (the "Board of Directors") and shall have such duties as are typically performed by the chief executive officer of a corporation, together with such additional duties, commensurate with the Executive's position as the Chief Executive Officer of AMSH and the Company, as may be assigned to the Executive from time to time by the Board of Directors. The Executive shall also serve as a member of the Board of Directors and shall have such duties, authority and responsibilities as shall be consistent therewith. The principal location of the Executive's employment shall be at the Company's principal executive office located in Minnetonka, Minnesota, although the Executive understands and agrees that he may be required to travel from time to time for Company business reasons."








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                  B.  MISCELLANEOUS

                  1. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

                  2. Successors and Assigns. This agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                  3. Entire Agreement; Amendment and Waiver. This agreement and the Employment Agreement constitute the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior understandings among such parties. This agreement may be amended, and the observance of any term of this agreement may be waived, with (and only with) the written consent of the parties hereto.

                  4. Severability. In the event that any part or parts of this agreement shall be held illegal and unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this agreement which shall remain in full force and effect.

                  5. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

                                            AMERICAN MEDICAL SYSTEMS, INC.


                                            By:  /s/ Douglas W. Kohrs
                                                --------------------------------
                                                     Name:  Douglas W. Kohrs
                                                     Title:  President and CEO


                                            Douglas W. Kohrs


                                            /s/ Douglas W. Kohrs
                                                --------------------------------